Q1) Exhibits
FEDERATED INTERNATIONAL
SERIES, INC.

ARTICLES OF AMENDMENT

Federated International
Series, Inc., a Maryland
corporation having its
principal office in the City
of Baltimore, Maryland (the
"Corporation"), hereby
certifies to the State
Department of
Assessments and Taxation of
Maryland, that:

FIRST:	The charter of the
Corporation is hereby amended
by striking out paragraph (a) of
Article FOURTH of the Articles
of Amendment and Restatement of
the Corporation filed on
April 4, 2008 and inserting in
lieu thereof the following:

		"FOURTH:  The
Corporation is authorized to
issue five billion (5,000,000,000)
shares of common stock, par
value $.0001 per share.  The
aggregate par value of all
shares which the Corporation is
authorized to issue is Five
Hundred Thousand Dollars
($500,000).  Subject to the
following paragraph, the authorized
shares are classified as
follows:

	Class
Number of Shares
Federated International Bond Fund
Class A shares
500,000,000
Federated International Bond Fund
Class B shares
500,000,000
Federated International Bond Fund
Class C shares
500,000,000

	The remaining three billion
five hundred million (3,500,000,000)
shares shall remain
unclassified until action is taken
by the Board of Directors pursuant
to the following
paragraph."

SECOND:	The amendment to the charter
of the Corporation has been approved
by the
directors and shareholders of the
Corporation on November 2, 2009.

IN WITNESS WHEREOF, Federated
International Series, Inc. caused
these presents to be
signed in its name and on its behalf
by its President attested by its
Secretary, on the 5th day of
March, 2010.  The undersigned
President hereby acknowledges, in
the name and on behalf of
said Corporation, the foregoing
Articles of Amendment to be the
corporate act of said
Corporation and further certifies
that, to the best of his/her knowledge,
information and belief,
the matters and facts set forth
therein with respect to the approval
thereon are true in all material
respects, under the penalties of
perjury.

ATTEST:
FEDERATED INTERNATIONAL SERIES, INC.


/s/ John W. McGonigle
By:  /s/ J. Christopher Donahue
Name:  John W. McGonigle
Name:  J. Christopher Donahue
Title:  Secretary
Title:  President